UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2005

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1466 Pioneer Way, #10, El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

(612) 279-2030
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

On May 31, 2005, Spectre Gaming, Inc. filed a Current Report on Form 8-K (the “Prior Report”) with respect to a Redemption Technology and Supply Agreement (the “Agreement”) with Bally Gaming, Inc., a Nevada corporation. This Current Report amends the Prior Report only to file the Agreement as an exhibit under Item 9.01.

(Note: Certain terms, including terms related to pricing, performance-based targets, the calculation of royalty payments and scope and rate at which certain services will be provided by Bally to the Company, all indicated by *** in Exhibit 10.1, have been omitted and have been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.)

(c)	Exhibits.

10.1	Redemption Technology and Supply Agreement by and between Spectre Gaming, Inc. and Bally Gaming, Inc., dated May 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.

Date: June 22, 2005	By:	/s/ Brian Niebur
BRIAN NIEBUR, Chief Financial Officer

EXHIBIT INDEX

Note: Certain terms, including terms related to pricing, performance-based targets, the calculation of royalty payments and scope and rate at which certain services will be provided by Bally to the Company, all indicated by *** in Exhibit 10.1, have been omitted and have been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

10.1 Redemption Technology and Supply Agreement by and between Spectre Gaming, Inc. and Bally Gaming, Inc., dated May 24, 2005.